EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-16201 on Form S-8 of our report dated March 25, 1997, appearing in this Annual Report on Form 10-K of The Deltona Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
March 25, 1997